U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 18, 2016

MEDICINE MAN TECHNOLOGIES, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	000-55450	46-5289499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

4880 Havana Street

Suite 102 South

Denver, Colorado 80239

(Address of principal executive offices)

(303) 371-0387

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

(a) We previously reported that we executed a binding term sheet on Aug. 12, 2016, whereby we agreed to acquire Pono Publications Ltd. (“Pono”) and Success Nutrients, Inc. (“SNI”), both Colorado corporations, in consideration for the issuance of an aggregate of 7 million shares of our common stock. While we continue to negotiate the terms of a definitive agreement with Pono and SNI, and complete due diligence efforts, on Oct. 18, 2016, we executed an Interim Products and Services Support Agreement with both companies (the “Interim Agreement”). This Interim Agreement is intended to act as a “bridge” to allow us to work with both Pono and SNI to perpetuate our respective business plans and take advantage of our synergy during the time the definitive agreements are being completed

Pono provides consulting services to the cannabis industry in Colorado and elsewhere, and includes the Three A LightTM cultivation publication. This new cultivation protocol has achieved repeated yields, verified through MetrcTM, in the 750-gram per square foot range of flowering canopy per year, and is deployable in both greenhouse and indoor cultivations.

The SNI brand provides one of the key underpinnings of the cultivation methodology and is essential to the overall Three A Light TM performance metric. With an investment of two years of research, development and intense testing, this product line was specifically formulated for the cannabis industry.

Among other things, the interim agreement allows us to:

•	Leverage Pono’s disruptive cultivation technology to enhance the already successful industrial operation of Medicine Man, an affiliate company, for both current and future production;
•	Engage Pono professional services and support in the deployment of their methodologies in fulfillment of our consulting agreements with our clients;
•	To have planned, reasonable access to Pono’s Colorado-based Three A LightTM grow facilities tours and support of consulting services;
•	Feature SNI as our recommended and exclusive nutrient line; and externally market the Pono and SNI names and product lines, subject to their final approval.

We will share net revenues with Pono and SNI, as applicable and expect to also benefit from the anticipated generation of new clients, and sharing of intellectual property.

A copy of the Interim Agreement is attached to this report as Exhibit 10.3, and is incorporated herein as if set forth.

(b) In a Form 8-K dated July 26, 2016, we reported that we had signed a non-binding term sheet to acquire Capital G Ltd, an Ohio limited liability company and its three wholly owned subsidiary companies, Funk Sac LLC, Commodigy LLC, and OdorNo LLC, in consideration for the issuance of an aggregate of 1.3 million shares of our common stock. We believe that this transaction remains viable; however, the due diligence efforts are taking longer than expected. While we remain optimistic that this acquisition will be successful, the successful closing of this transaction is dependent on the outcome of our due diligence. As part of the terms included in the term sheet, we had agreed to provide Capital G Ltd. with $250,000 in convertible debt, which we have done. This note is for a one year term and accrues interest at 12% per annum.

2

Item 8.01 Other Events

(a) As a result of our relationship with Pono and SNI referenced in Item 1.01, we have recently launched a new product branded Cultivation MAX, wherein we are providing cultivation advisory services to existing operators wanting to increase their yields through deployment of our combined efficiencies. As of the date of this report, we have generated our initial two clients for these services in California and are actively working with those teams to improve their cultivation practices. We anticipate revenues related to this new deployment to include design fees as well as income derived by formula arising from the anticipated improvement experienced in our client's cultivation practices.  This is generally based upon pounds per light or grams per square foot of canopy within the individual cultivation facility.  While no assurances can be provided, we believe this future income stream may be substantial based upon current performance levels noted in the cannabis cultivation landscape within states allowing for access of such related products.  This assumption is further based upon the improved performance metrics of 750 grams per square foot on an annualized basis as more fully described in section 1.01 above.

(b) Including the two new clients referenced in (a), above, we have generated a total of ten new clients in the month of October, 2016, alone. These new clients include three new cultivation support and two new dispensary support licensing agreements with clients in Pennsylvania, two cultivation agreements in in Puerto Rico and one new general support services agreement with a Florida-based client. This fills our available capacities in Pennsylvania when added to our existing support commitments. We expect that these agreements will generate significant new income for us through the first calendar quarter of 2017. While no assurances can be provided, we also expect new legislative initiatives in Ohio and Michigan to generate new clients, extending into the beginning of next year. In addition, we anticipate significant opportunities arising from the nine new cannabis initiatives included in state elections this November. Adoption of all, or a significant number of these initiatives, is expected to provide us with new opportunities to expand our consulting services and relationships. There are no assurances this will occur.

(c) Effective Friday, Oct. 14, 2016, we engaged in an initial closing of private offering of convertible notes in the aggregate amount of $500,000 from four accredited investors. Our anticipated use of proceeds of these funds will be related to 1) cost of consummating the acquisitions described in Item 1.01, above; 2) hiring additional employees in anticipation of our continued growth, including employees in the areas of facilities design, licensing and application support, and cultivation training; 3) additional marketing and industry advertising; 4) working capital, including capital to be used in expanding our ‘branding warehouse’ approach to support growth. These notes accrue interest at a rate of 12% per annum and may be converted to stock in the discretion of the lender at a price of $1.75 per share or 90% of a five date VWAP, whichever is lower. The notes mature in December 2018.

Item 9.01 Financial Statements and Exhibits

(b) Exhibits. The following exhibits are included in this report:

No. 10.3	Description Interim Products and Services Support Agreement with Pono and SNI

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.
(Registrant)

Dated: October 20, 2016	By:	/s/ Brett Roper
Brett Roper, Chief Operating Officer

4